As filed with the Securities and Exchange Commission on September 24, 2012

Registration No. 333-122973

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE EDELMAN FINANCIAL GROUP INC.

(Exact name of Registrant as specified in its charter)

Texas	76-0583569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5800

Houston, Texas 77002

(713) 993-4645

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John T. Unger

The Edelman Financial Group Inc.

600 Travis, Suite 5800

Houston, Texas 77002

(713) 993-4645

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement No. 333-122973 on Form S-3 (the “Registration Statement”) initially filed with the Securities and Exchange Commission on February 24, 2005, by The Edelman Financial Group Inc., a Texas corporation (“TEFG”), and amended by Amendment No. 1 to Form S-3 Registration Statement filed on March 4, 2005, is being filed to terminate the Registration Statement and deregister all unsold securities of TEFG that were registered under the Registration Statement. Pursuant to the Registration Statement, 440,000 shares of Common Stock of TEFG were registered for certain selling shareholders. TEFG hereby removes from registration by means of this Post-Effective Amendment any securities that remain unsold under the Registration Statement as of the date hereof.

TEFG is terminating the Registration Statement and deregistering any remaining securities registered but unsold under the Registration Statement in accordance with an undertaking made by TEFG in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 2012.

THE EDELMAN FINANCIAL GROUP INC.

By:	/s/ Fredric M. Edelman
Name:	Fredric M. Edelman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George L. Ball	Chairman of the Board of Directors	September 24, 2012
George L. Ball

/s/ Fredric M. Edelman	President, Chief Executive Officer, and Director	September 24, 2012
Fredric M. Edelman	(Principal Executive Officer)

/s/ Rick Berry	Chief Financial Officer	September 24, 2012
Rick Berry	(Principal Financial and Accounting Officer)

/s/ Edward P. Moore	Director	September 24, 2012
Edward P. Moore

/s/ Thomas H. Lee	Director	September 24, 2012
Thomas H. Lee

/s/ Mark Gormley	Director	September 24, 2012
Mark Gormley

/s/ Benjamin Hochberg	Director	September 24, 2012
Benjamin Hochberg

/s/ Daniel Rodriguez	Director	September 24, 2012
Daniel Rodriguez

3